Exhibit 99.1

10X Capital Venture Acquisition Corp. II Announces New Date for

Extraordinary General Meeting to Vote on Business

Combination

NEW YORK, NY (United States), Nov. 29, 2023 (GLOBE NEWSWIRE) -- 10X Capital Venture Acquisition Corp. II (“10X II”) (NASDAQ:VCXA), a publicly traded special purpose acquisition company, has announced today that its previously announced extraordinary general meeting (the “Meeting”) of shareholders in connection with the previously announced proposed business combination (the “Business Combination”) with African Agriculture, Inc. (the “Company”), will be moved from 10:00 a.m. Eastern Time on November 30, 2023 to 8:00 a.m. Eastern Time on December 5, 2023.

As a result of this change, 10X II has extended the deadline for holders of the public shares to submit their shares for redemption to 5:00 p.m. Eastern Time on Friday, December 1, 2023 (the “Redemption Deadline”). Any demand for redemption, once made, may be withdrawn at any time until the Redemption Deadline. Shareholders may request to reverse their redemption by contacting 10X II’s transfer agent, Continental Stock Transfer & Trust Company, at One State Street, 30th Floor, New York, New York 10004, Attn: Mark Zimkind (e-mail: mzimkind@continentalstock.com).

The record date for the Meeting remains the close of business on October 13, 2023 (the “Record Date”). Shareholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action. Shareholders as of the Record Date can vote, even if they have subsequently sold their shares.

All shareholders of 10X II are strongly encouraged to read the definitive proxy statement/prospectus carefully and in its entirety before voting and to vote as soon as possible in advance of the Meeting. The definitive proxy statement/prospectus contains important information about the Business Combination. The definitive proxy statement/prospectus is available at www.sec.gov.

Contacts

10X II

Investors: IR@10xcapital.com

SPAC Website: www.10xspac.com/spacii

African Agriculture

Investors: ak@africanagriculture.com

Media: Maxine Gordon, mg@africanagriculture.com

About 10X II

10X Capital Venture Acquisition Corp. II is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

About African Agriculture

African Agriculture, Inc. is a global food security company operating a commercial-scale alfalfa farm to meet the growing demand for agricultural commodities.

Participants in the Solicitation

10X II, the Company and their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from 10X II’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of 10X II’s directors and officers in 10X II’s filings with the SEC, including the Registration Statement on Form S-4, and such information and names of the Company’s directors and executive officers is also in the Registration Statement, which includes the definitive proxy statement/prospectus.

Cautionary Note Regarding Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of 10X II may include, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. 10X II bases these forward-looking statements on its current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties, and assumptions about 10X II that may cause 10X II’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements include, but are not limited to, the Business Combination and related matters, including the shareholders meeting to be held to approve the Business Combination and actions to be taken in connection with the Business Combination as well as other statements other than statements of historical fact included in the definitive proxy statement/prospectus.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by 10X II and its management, and the Company and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against 10X II, the Company, the combined company following the consummation of the Business Combination or others following the announcement of the Business Combination; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of 10X II or the stockholders of the Company or to satisfy other closing conditions; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards at or following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business and/or competitive factors; (11) shareholder approval of the proposals at the EGM; (12) 10X II’s inability to complete an initial business combination within the required time period; and (13) other risks and uncertainties described in 10X II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Item 1A. Risks Factors,” in the Registration Statement, in the definitive proxy statement/prospectus and in other reports 10X II files with the SEC.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. All such forward-looking statements speak only as of the date of this press release. Neither 10X II nor the Company gives any assurance that 10X II or the Company will achieve its expectations. Accordingly, undue reliance should not be placed upon the forward-looking statements. 10X II and the Company expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in 10X II’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based. All subsequent written or oral forward-looking statements attributable to 10X II or persons acting on 10X II’s behalf are qualified in their entirety by this “Cautionary Note Regarding Forward-Looking Statements.”

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of 10X II, the Company or the combined company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.